                                                                     EXHIBIT 4.3

                         REGISTRATION RIGHTS PROVISIONS

    1.   Registration of Stock.

         1.1 Definitions.

         "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

         "Common Shares" shall mean the shares of Common Stock, par value $.01 per share ("Common Stock"), authorized by the Company's Amended and Restated Articles of Incorporation and any additional shares of Common Stock which may be authorized in the future by the Company, and any stock into which such Common Shares may hereafter be changed.

         "Company" shall mean ShowCase Corporation, a Minnesota corporation.

         "Preferred Stock" shall mean the outstanding shares of Series A Preferred Stock and Series B Preferred Stock of the Company and any securities (other than Common Shares) into which such shares may hereafter be changed.

         "Public Offering" shall mean any offering of Common Shares to the public, either on behalf of the Company or any of its security holders, pursuant to an effective registration statement under the Securities Act or any event causing the Company to have any class of its equity securities registered with the Commission pursuant to the Securities Exchange Act of 1934, as amended.

         "Registrable Securities" shall mean (i) the Common Shares issued upon conversion of Preferred Stock and (ii) any additional securities issued with respect to the above described securities upon any stock split, stock dividend, recapitalization, or similar event, provided, however, that none of the above described securities shall be treated as Registrable Securities if (a) a registration statement covering the sale of such Registrable Securities has been declared effective under the Securities Act and the Registrable Securities have been sold in accordance with the registration statement, (b) they shall be eligible to be distributed to the public pursuant to Rule 144 promulgated under the Securities Act in a single three-month period by the holder thereof, (c) they have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (d) they cease to be outstanding.

         "Registration Expenses" shall mean the expenses described in Section
1.6.

         "Series A Preferred Stock" shall mean the shares of the Company's Series A Convertible Preferred Stock, $.01 par value per share.

         "Series B Preferred Stock" shall mean the shares of the Company's Series B Convertible Preferred Stock, $.01 par value per share.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         1.2 Demand Registration. (a) Subject to Section 1.2(d) and Section 1.2(e), if at any time the Company shall receive a written request therefor from the record holder or holders of an aggregate of at least 51% of the Registrable Securities, the Company shall prepare and file a registration statement under the Securities Act covering such number of Registrable Securities as are the subject of such request and shall use its best efforts to cause such registration statement to become effective. Upon the receipt of a registration request meeting the requirements of this Section 1.2(a), the Company shall promptly give written notice to all other record holders of Registrable Securities that such registration is to be effected. The Company shall include in such registration statement such additional Registrable Securities as such other record holders request within thirty (30) days after the date of the Company's written notice to them. If (x) (i) the holders of a majority of the Registrable Securities for which registration has been requested pursuant to this Section 1.2(a) determine for any reason not to proceed with the registration at any time before the related registration statement has been declared effective by the Commission, (ii) such registration statement, if theretofore filed with the Commission, is withdrawn and (iii) the holders of the Registrable Securities subject to such registration statement agree to bear their own Registration Expenses incurred in connection therewith and to reimburse the Company for the Registration Expenses incurred by it in such connection or (y) if such registration statement, if theretofore filed with the Commission, is withdrawn at the initiative of the Company, then the holders of the Registrable Securities shall not be deemed to have exercised one of their two demand registration rights pursuant to this Section 1.2(a).

         (b) At the request of the holders of a majority of the Registrable Securities to be registered, the method of disposition of all Registrable Securities included in a registration under Section 1.2(a) shall be an underwritten offering. The managing underwriter of any such offering shall be selected by the holders of a majority of the Registrable Securities for which registration has been requested and shall be reasonably acceptable to the Company. Neither the Company nor any holder of securities (other than Registrable Securities) of the Company shall have the right to include any securities in a registration statement to be filed as part of a demand registration pursuant to Section 1.2(a) or Section 1.4 unless (i) such securities are of the same class as the Registrable Securities to be included in the registration, (ii) the holders of a majority of the Registrable Securities to be registered consent to such inclusion in writing, (iii) if such registration is an underwritten offering, the Company and such other holders agree in writing to sell their securities on the same terms and conditions as apply to the Registrable Securities being sold pursuant to the request for registration and (iv) the inclusion of such securities will not, in the judgment of any managing underwriter of the Public Offering, interfere with the successful marketing of the Registrable Securities.

         (c) The Company shall be obligated to prepare, file and cause to be effective only two (2) registration statements (other than on Form S-3 as provided in Section 1.4 hereof) pursuant to Section 1.2(a).

         (d) Notwithstanding the foregoing, the Company may defer the filing of any registration statement or delay the effectiveness of any such registration statement requested pursuant to Section 1.2(a) for a period not to exceed (i) ninety (90) days if in the good faith judgment of the Company's Board of Directors effecting the registration would be seriously detrimental to the Company or its shareholders or (ii) ninety days (90) days if a request for registration is received during the period starting with the date sixty (60) days prior to the Company's good faith estimate of the date of the filing of a Company-initiated registration subject to Section 1.3 below, provided that the company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective. If such a determination is made, the Company shall furnish to all record holders of Registrable Securities a certificate signed by the President of the Company stating that the Board of Directors has made such a determination.

         (e) If, at the time any written request for registration is received by the Company pursuant to this Section 1.2, the Company determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders, such written request shall be deemed to have been given pursuant to Section 1.3 hereof rather than this
Section 1.2, and the rights of the holders of Registrable Securities covered by such written request shall be governed by Section 1.3 hereof.

         1.3 (a) Piggyback Registration. Each time the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for money of any of its securities by it or any of its security holders (other than a registration statement on Form S-8, Form S-4 or other limited purpose form), the Company will give written notice of its determination to all record holders of Registrable Securities. Upon the written request of a record holder of any shares of Registrable Securities given within 30 days after the date of mailing of any such notice from the Company, the

Company will, except as herein provided, cause all the Registrable Securities the registration of which is requested to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, however, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration initiated by it; and provided, further, that if the Company determines not to proceed with a registration after the registration statement has been filed with the Commission and the Company's decision not to proceed is primarily based upon the anticipated public offering price of the securities to be sold by the Company, the Company shall promptly complete the registration for the benefit of those selling security holders who wish to proceed with a Public Offering of their Registrable Securities and who bear all of the Registration Expenses in excess of $25,000 incurred by the Company as the result of such registration after the Company has decided not to proceed. In the discretion of the holders of the Registrable Securities to be included in the registration (provided that such holders are the record holders of at least 51% of the Registrable Securities), such registration may count as a demand registration under Section 1.2 (if it otherwise meets the requirements of Section 1.2(a)) for which the Company will pay the Registration Expenses.

         (b) If any registration pursuant to this Section 1.3 is underwritten in whole or in part, the Company may require that the Registrable Securities included in the registration be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, (i) in the event that the Registrable Securities requested for inclusion pursuant to this Section 1.3 would constitute more than 25% of the total number of shares to be included in the proposed underwritten Public Offering, and if in the good faith judgment of the managing underwriter of the Public Offering, the inclusion of all of the Registrable Securities originally covered by requests for registration would reduce the number of shares to be offered by the Company or interfere with the successful marketing of the shares offered by the Company, the number of Registrable Securities to be included in the Offering may be reduced in the following manner: first, securities held by officers and directors of the Company (other than Registrable Securities) shall be excluded from such underwritten public offering to the extent required by the managing underwriter, second, any securities, other than Registrable Securities, proposed to be sold in the Public Offering by persons other than the Company shall be excluded and third, if a further reduction in the Offering is required, the Registrable Securities requested to be included in the Offering shall be reduced, pro rata, among the requesting holders thereof in proportion to the number of Registrable Securities included in their respective requests for registration; provided, however that after any such required reduction the Registrable Securities to be included in such Public Offering shall constitute at least 25% of the total number of shares to be included in such Public Offering. The Registrable Securities which are thus excluded from the underwritten

Public Offering shall be withheld from the market by the holders thereof for a period which the managing underwriter reasonably determines is necessary in order to effect the Public Offering.

         1.4 Short Form Registration. In addition to the registration rights provided in Sections 1.2 and 1.3, if the Company qualifies for the use of Form S-3 (or any similar registration form), the Company shall at the request of holders of Registrable Securities from time to time register Registrable Securities on behalf of such holder or holders on such form; provided, however, that the Company shall not be required to effect any such registration pursuant to this Section 1.4 if the holders of Registrable Securities, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $1,000,000. The Company shall be obligated to prepare, file and cause to be effective only two (2) registration statements pursuant to this Section 1.4 per calendar year. The Company shall give notice of any proposed Form S-3 registration to the record holders of Registrable Securities who did not join in the request therefor and afford them a reasonable opportunity to do so.

         1.5 Registration Procedures. If and whenever the Company is required by the provisions of Sections 1.2, 1.3 or 1.4 to effect the registration of shares of Registrable Securities under the Securities Act, the Company will use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended methods of disposition specified by the holders participating therein. Without limiting the foregoing, the Company in each such case will, as expeditiously as possible:

         (a) prepare and file with the Commission the requisite registration statement to effect such registration (including such audited financial statements as may be required by the Securities Act or the rules and regulations promulgated thereunder) and use its best efforts to cause such registration statement to become and remain effective for such period as may be reasonably necessary to affect the sale of such securities provided, that such period shall not exceed one hundred eighty (180) days; provided, further, that as far in advance as practical before filing such registration statement or any amendment thereto required by Section 1.5(b), the Company will furnish to counsel for the requesting holders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits), and any such holder shall have the opportunity to object to any information pertaining solely to such holder that is contained therein and the Company will make the corrections reasonably requested by such holder with respect to such information prior to filing any such registration statement or amendment;

         (b) prepare and file with the Commission such amendments and supplements to such registration statement and any prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities included in such registration statement, in accordance with the intended methods of disposition thereof, until the earlier of (i) such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement and (ii) one hundred eighty
(180) days after such registration statement becomes effective;

         (c) promptly notify each requesting holder and the underwriter or underwriters, if any:

                  (i) when such registration statement or any prospectus used in connection therewith, or any amendment or supplement thereto, has been filed and, with respect to such registration statement or any post-effective amendment thereto, when the same has become effective;

                  (ii) of any written request by the Commission for amendments or supplements to such registration statement or prospectus;

                  (iii) of the notification to the Company by the Commission of its initiation or threatening of any proceeding with respect to the issuance by the Commission of, or of the issuance by the Commission of, any stop order suspending the effectiveness of such registration statement and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                  (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction;

         (d) furnish to each seller of Registrable Securities included in such registration statement such number of conformed copies of such registration statement, each amendment and supplement thereto, the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 promulgated under the Securities Act relating to such seller's Registrable Securities, and such other documents, as such seller may reasonably request to facilitate the disposition of its Registrable Securities;

         (e) use its best efforts to register or qualify all Registrable Securities included in such registration statement under such other securities or blue sky laws of such jurisdictions as each holder of Registrable Securities thereof shall reasonably request within twenty (20) days following the original filing of such registration statement and to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holder, except that the Company shall not for any such purpose be required (i) to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this paragraph (e) be obligated to be so qualified or (ii) to consent to general service of process in any such jurisdiction;

         (f) use its best efforts to cause all Registrable Securities included in such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate the disposition of such Registrable Securities;

         (g) if and to the extent any of the following are obtained by or furnished to the Company or the underwriters, furnish to any holder who so requests a signed counterpart, addressed to such holder (and the underwriters, if any), of

                  (i) an opinion of counsel for the Company, dated the effective date of such registration statement (or, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), covering such matters as such underwriters and holder or holders may reasonably request, and

                  (ii) a "cold comfort" letter or letters, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of any closing under the underwriting agreement), signed by the certified independent public accountants of the Company, covering such matters as such underwriters and holder or holders may reasonably request;

     provided, however, that the obligation to furnish a "cold comfort" letter or letters shall only be imposed to the extent permitted under any then-prevailing rules of accounting procedure;

         (h) prepare and promptly file with the Commission and promptly notify each holder whose Registrable Securities are included in such registration statement of the filing of such amendment or supplement to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, any event shall have occurred, the result of which any prospectus included in such registration statement, as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such holder promptly prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

         (i) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

         (j) provide a transfer agent and registrar for all Registrable Securities included in such registration statement not later than the effective date of such registration statement; and

         (k) use its best efforts to cause all Registrable Securities included in such registration statement to be listed, upon official notice of issuance, on any securities exchange or quotation system on which any of the securities of the same class as the Registrable Securities are then listed.

         (l) prepare and file with the Commission, promptly upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), are required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such holder.

         (m) The Company may require each holder whose Registrable Securities are being registered to, and each such holder, as a condition to including Registrable Securities in such registration, shall, furnish the Company and the underwriters with such information regarding such holder and the distribution of such securities as the Company and the underwriters may from time to time reasonably request in writing in connection with such registration. At any time during the effectiveness of any registration statement covering Registrable Securities offered by a holder, if such holder becomes aware of any change materially affecting the accuracy of the information contained in such registration statement or the prospectus (as then amended or supplemented) relating to such holder, it will immediately notify the Company of such change.

         (n) Upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (h) of this Section 1.5, each holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder receives the copies of the supplemented or amended prospectus contemplated by paragraph (h) of this Section 1.5 and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         1.6 Expenses. With respect to any registration requested pursuant to
Section 1.2 (except as otherwise provided in such Section with respect to a registration voluntarily terminated at the request of the requesting holders of Registrable Securities), Section 1.3 (except as otherwise provided in such Section with respect to a registration continued by selling security holders who wish to proceed with a Public Offering that is withdrawn by the Company) or
Section 1.4, the Company shall bear all of the expenses ("Registration Expenses") incident to the Company's performance of or compliance with its obligations under this Agreement in connection with such registration including, without limitation, all registration, filing, securities exchange or quotation system listing and NASD fees, all registration, filing, qualification and other fees and expenses or complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, premiums and other costs of any policies of insurance against liabilities arising out of the Public Offering of the Registrable Securities being registered obtained by the Company (it being understood that the Company shall have no obligation to obtain such insurance), fees and disbursements of counsel for the underwriter or underwriters of such Registrable Securities (if the Company and/or selling security holders are required to bear such fees and disbursements), all internal Company expenses, all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdiction in which the securities to be offered are to be registered or qualified and fees and disbursements of underwriters customarily paid by issuers or sellers of securities. Fees and disbursements of counsel and accountants, underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities being registered shall in any registration be payable by the holders of the Registrable Securities being registered, pro rata in proportion to the number of Registrable Securities being sold by them.

         1.7 Delay of Registration. No holder of Registrable Securities shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.8 Indemnification.

         (a) The Company will, to the full extent permitted by law, indemnify and hold harmless each holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Section 1 and its directors, officers and partners and each other person, if any, who controls such holder within the meaning of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, (collectively, "Losses") to which such holder or any such director, officer, partner or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a registration statement prepared and filed hereunder, any preliminary, final or summary prospectus contained therein or any amendment or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances in which they were made) not misleading and the Company will reimburse the holder and each such director, officer, partner and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending against any such Losses (or action or proceeding, whether commenced or threatened, in respect thereof); provided, however, that the Company will not be liable in any such case to the extent that any such Losses arise out of or are based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information furnished by such holder specifically for use in the preparation of the registration statement or (ii) such holder's failure to send or give a copy of the final prospectus to the persons asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such holder or any such director, officer, partner or controlling person of such holder and shall survive the transfer of such securities by such holder. The Company shall also indemnify each other person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors, and partners, and each other person, if any, who controls any such participating person within the meaning of the Securities Act to the same extent as provided above with respect to holders of Registrable Securities.

         (b) Each holder of shares of Registrable Securities which are included in a registration pursuant to the provisions of this Section 1 will, to the full extent permitted by law, indemnify and hold harmless the Company, its officers, directors and each other person, if any, who controls the Company within the meaning of the Securities Act from and against any and all Losses to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in a registration statement prepared and filed hereunder, any preliminary, final or summary prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by such holder specifically for use in the preparation of such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person of the Company. The holder of Registrable Securities included in a registration statement shall also indemnify each other person who participates (including as an underwriter) in the offering or sale of Registrable Securities, their officers and directors, and partners, and each other person, if any, who controls any such participating person within the meaning of the Securities Act to the same extent as provided above with respect to the Company. In no event shall the liability of any holder under this Section 1.7(b) exceed the net proceeds received by such holder from the sale of their Registrable Securities. Each holder under this Section 1.8 shall be severally, not jointly, liable.

         (c) Promptly after receipt by an indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 1.7 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of paragraph (a) or (b), promptly notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against any indemnified party, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party reasonably concludes that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or if there is a conflict of interest that would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party shall have the right to select separate counsel to participate in the defense of such action on behalf of the indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said paragraph
(a) or (b) for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the proviso of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel for the indemnified parties with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of additional counsel or counsels for the indemnified parties. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation without the consent of the indemnified party. No indemnifying party shall be subject to any liability for any settlement made without its consent. An indemnified party may at any time elect to participate in the defense of any claim or proceeding at its own expense.

         (d) The obligations of the Company and holders of Registrable Securities under this Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.9 Underwritten Offerings. If a distribution of Registrable Securities pursuant to a registration statement is to be underwritten, the holders whose Registrable Securities are to be distributed by such underwriters shall be parties to such underwriting agreement. No requesting holder may participate in such underwritten offering unless such holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities (as they relate to statements, omissions, representations or warranties of such holder regarding solely such holder and the Registrable Securities owned by it) and other documents reasonably required under the terms of such underwriting agreement. If any requesting holder disapproves of the terms of an underwriting, such holder may elect to withdraw therefrom and from such registration by notice to the Company and the managing underwriter, and each of the remaining requesting holders shall be entitled to increase the number of Registrable Securities being registered to the extent of the Registrable Securities so withdrawn in the proportion which the number of Registrable Securities being registered by such remaining requesting holder bears to the total number of Registrable Securities being registered by all such remaining requesting holders.

         1.10 Stand-Off Agreement. Each holder of Registrable Securities agrees, in connection with the Company's initial Public Offering, upon request of the Company or the underwriters managing such Public Offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Common Shares of the Company other than those included in the registration without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not exceeding 120 days) from the effective date of such registration as may be requested by the underwriters; provided, however, that all of the officers and directors of the Company who own stock of the Company must also agree to not less onerous restrictions.

         1.11 Amendment of Registration Rights. Without the written consent of the holders of more than 50% of the then outstanding Registrable Securities, the Company shall not amend this Section 1.

         1.12 Registration Rights of Transferees. The registration rights granted to the holder of Registrable Securities pursuant to this Section 1 shall also be for the benefit of, and enforceable by, any subsequent holder of Registrable Securities, whether or not an express assignment of such rights to any such subsequent holder is made, so long as such subsequent holder acquires at least five percent (5%) of the Registrable Securities then outstanding.